Exhibit 99.1

CONTACT:	William George
	Chief Financial Officer	777 Post Oak Blvd, Suite 500
	713-830-9600	Houston, Texas 77056
713-830-9600
Fax: 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

— Strong Increases in Profits and Margins —

Houston, TX — February 26, 2009 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $12,491,000 or $0.32 per diluted share, for the quarter ended December 31, 2008, as compared to net income of $8,681,000 or $0.21 per diluted share, in the fourth quarter of 2007.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Today we are reporting record fourth quarter and full year results.  For the fourth quarter our revenues increased 12% and notably our earnings increased by 44% over the fourth quarter a year ago.  This extraordinary increase in profitability is a testament to the remarkable quality and hard work of our assembled team, encompassing management, sales, office, and especially, our field workforce.”

The Company reported revenues of $329,028,000 in the current quarter, as compared to $293,284,000 in 2007.  The Company also reported free cash flow of $32,101,000 in the current quarter, as compared to $54,908,000 in 2007.  Backlog as of December 31, 2008 was $752,372,000, compared to $804,699,000 as of September 30, 2008.  Backlog as of December 31, 2007 was $786,673,000.

Mr. Murdy continued, “We have generated positive free cash flow for each of the last ten years,  including during very challenging economic and industry conditions from 2001 through 2003.  Free cash flow in the fourth quarter totaled $32 million, a notable performance that provides additional cushion and flexibility to our already solid balance sheet as we face cyclical change.  Although our backlog declined modestly during the quarter reflecting deterioration in nonresidential construction market fundamentals, it remains at high levels compared to historical trends and totals.”

The Company reported net income for the year ended December 31, 2008 of $49,690,000 or $1.24 per diluted share, as compared to net income of $32,466,000 or $0.79 per diluted share in 2007.  The Company also reported revenues of $1,328,465,000 for 2008, as compared to $1,109,534,000 in 2007.  Free cash flow for the year ended December 31, 2008 was $68,935,000 as compared to $72,819,000 in 2007.

Bill Murdy concluded, “We and our industry have historically participated in business cycle fluctuations, and our dedicated workforce is well-prepared for changing conditions.  We will continue to invest in prudent growth opportunities, and we remain committed to improving our excellent service and energy efficiency offerings.  Challenges often bring opportunity, and we are optimistic that our balance sheet and operational strength will allow us to continue to increase the value of our company in the coming quarters.  Although we expect weakness in our markets to develop throughout 2009, we will continue our focus on execution, cash discipline and cost control, and we look forward to a profitable and successful 2009.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, February 27, 2009 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0869 and enter 12601486 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PJ3NP9KCY.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, March 6, 2009 by calling 1-888-286-8010 with the conference passcode of 90507250, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 74 locations in 67 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, difficulty in obtaining or increased costs associated with bonding and insurance, shortages of labor and specialty building materials, retention of key management, our backlog failing to translate into actual revenue or profits, errors in our percentage-of-completion method of accounting, the result of competition in our markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors.” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  These forward-looking statements speak only as of the date of this filing.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

–Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2008 and 2007

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(unaudited)
	2008	%	2007	%	2008	%	2007	%
Revenues	$329,028	100.0%	$293,284	100.0%	$1,328,465	100.0%	$1,109,534	100.0%
Cost of services	256,160	77.9%	238,756	81.4%	1,067,224	80.3%	912,471	82.2%
Gross profit	72,868	22.1%	54,528	18.6%	261,241	19.7%	197,063	17.8%

SG&A	52,732	16.0%	41,401	14.1%	182,169	13.7%	147,158	13.3%
Loss (gain) on sale of assets	21	—	48	—	(295)	—	34	—
Operating income	20,115	6.1%	13,079	4.5%	79,367	6.0%	49,871	4.5%

Interest income, net	156	—	855	0.3%	1,160	0.1%	2,670	0.2%
Other income (expense)	(94)	—	(35)	—	64	—	5	—
Income before income taxes	20,177	6.1%	13,899	4.7%	80,591	6.1%	52,546	4.7%
Income tax expense	7,686		5,218		30,901		20,080
Net income	$12,491		$8,681		$49,690		$32,466

Income per share:
Basic	$0.32		$0.21		$1.26		$0.80
Diluted	$0.32		$0.21		$1.24		$0.79

Shares used in computing income per share:
Basic	38,825		40,406		39,424		40,573
Diluted	39,217		41,145		40,025		41,334

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Twelve MonthsEnded
	December 31,				December 31,
	2008	%	2007	%	2008	%	2007	%
Net income	$12,491		$8,681		$49,690		$32,466
Income taxes	7,686		5,218		30,901		20,080
Other (income) expense	94		35		(64)		(5)
Interest income, net	(156)		(855)		(1,160)		(2,670)
Loss (gain) on sale of assets	21		48		(295)		34
Depreciation and amortization	3,123		1,932		12,693		6,853
Adjusted EBITDA	$23,259	7.1%	$15,059	5.1%	$91,765	6.9%	$56,758	5.1%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding income taxes, other (income) expense, interest income, net, loss (gain) on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2008	2007

Cash and cash equivalents	$117,015	$139,631
Accounts receivable, net	267,498	261,402
Costs and estimated earnings in excess of billings	19,223	18,463
Other current assets	41,195	31,127
Total current assets	444,931	450,623
Property and equipment, net	35,908	21,442
Goodwill	90,940	68,621
Identifiable intangible assets, net	16,281	2,187
Other noncurrent assets	10,432	4,194
Total assets	$598,492	$547,067

Current maturities of long-term debt	$—	$—
Current maturities of notes to former owners	1,336	375
Accounts payable	98,400	90,866
Billings in excess of costs and estimated earnings	97,510	104,236
Other current liabilities	101,139	86,216
Total current liabilities	298,385	281,693
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	9,363	1,125
Other long-term liabilities	4,273	1,671
Total liabilities	312,021	284,489
Total stockholders’ equity	286,471	262,578
Total liabilities and stockholders’ equity	$598,492	$547,067

Selected Cash Flow Data (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)
	2008	2007	2008	2007
Cash provided by (used in)
Operating activities	$35,895	$58,101	$82,851	$83,642
Investing activities	$(3,913)	$(6,080)	$(65,034)	$(18,132)
Financing activities	$(17,267)	$(10,117)	$(40,433)	$(16,165)

Free cash flow:
Cash from operating activities	$35,895	$58,101	$82,851	$83,642
Purchases of property and equipment	(3,794)	(3,262)	(14,572)	(11,088)
Proceeds from sales of property and equipment	—	69	656	265

Free cash flow	$32,101	$54,908	$68,935	$72,819

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses, less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.